UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

(Amendment No. 1)

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 12, 2018

Healthcare Integrated Technologies Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-36564	46-3052781
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3847 River Vista Way, Louisville, TN	37777
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (865) 719-8160

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01

Change in Registrant’s Certifying Accountant.

On September 18, 2018, Healthcare Integrated Technologies Inc. filed a Current Report on Form 8-K (the “8-K”) announcing the dismissal, effective September 12, 2018 of RBSM LLP, as our independent registered public accounting firm and the engagement of Marcum LLP as our independent registered public accounting firm. As disclosed therein, on September 13, 2018 we provided RBSM LLP with a draft of the Form 8-K, and requested that the firm furnish us with a letter addressed to the Securities and Exchange Commission stating whether they agreed with the statements made in 8-K, and if not, stating the aspects with which they did not agree. As of the filing date of the 8-K, RBSM LLP had failed to provide us with such letter. On September 21, 2018 RBSM LLP provided us with a copy of such letter stating that the firm agreed to the statements made in the 8-K. A copy of such letter is filed as Exhibit 16.1 to this Current Report on Form 8-K/A.

Item 9.01

Financial Statements and Exhibits.

(d)

Exhibits

Incorporated by Reference
No.	Exhibit Description	Form	Date Filed	Number	Filed or Furnished Herewith

16.1	Letter dated September 21, 2018 from RBSM LLP				Filed

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 24, 2018	Healthcare Integrated Technologies Inc.

By: /s/ Scott M. Boruff
Scott M. Boruff, Chief Executive Officer

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